FORM 8-A


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

          FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO
          SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934

                           GENERAL MOTORS CORPORATION
             (Exact name of registrant as specified in its charter)

               Delaware                              TIN# 38-0572515
      ---------------------------              --------------------------
     (State of incorporation or                     (I.R.S. Employer
           organization)                           Identification No.)



      300 Renaissance Center
      Detroit, Michigan                                48265-3000
      ------------------------------------             ------------
     (Address of principal executive offices)           (Zip Code)


If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

                                               Name of each exchange on
                                               which each class is to be
Title of each class to be registered           registered
------------------------------------           ------------------------------

7.50% Senior Notes due July 1, 2004            New York Stock Exchange, Inc.


Securities to be registered pursuant to Section 12(g) of the Act: None

                 Information required in registration statement

Item 1.     Description of Registrant's Securities to be Registered.

A description of the Registrant's 7.50% Senior Notes due July 1, 2044 to be registered hereby is contained in the "Description of Debt Securities" set forth in the Prospectus dated March 25, 2004 and Prospectus Supplement dated June 23, 2004, filed as part of the Registrant's Registration Statement Number 333-108532 under the Securities Act of 1933, and such description is incorporated herein by this reference.



                                    Signature

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                    General Motors Corporation
                                    --------------------------
                                         (Registrant)


Date: June 23, 2004                 By: /s/MICHAEL G. LUKAS
                                    -------------------------------------------
                                    Michael G. Lukas, Assistant Treasurer
                                    As Attorney-in-Fact of Walter G. Borst
                                    (Treasurer)